As filed with the Securities and Exchange Commission on October 26, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RENT THE RUNWAY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	7389	80-0376379
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10 Jay Street

Brooklyn, New York 11201

(212) 524-6860

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jennifer Y. Hyman, Co-Founder, Chief Executive Officer and Chair

Rent the Runway, Inc.

10 Jay Street

Brooklyn, New York 11201

(212) 524-6860

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Marc D. Jaffe Emily E. Taylor Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 (212) 906-1200	Scarlett O’Sullivan Cara Schembri Rent the Runway, Inc. 10 Jay Street Brooklyn, New York 11201 (212) 524-6860	Nicole Brookshire Christina T. Roupas Cooley LLP 500 Boylston Street Boston, Massachusetts 02116 (617) 937-2300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-260027

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Title of Each Class of Securities To Be Registered	Shares to be Registered(1)	Proposed maximum aggregate offering price per share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Class A common stock, $0.001 par value per share	2,300,000	$21.00	$48,300,000	$4,477.41

(1)

Represents only the additional number of shares of Class A common stock being registered, and includes 300,000 additional shares of Class A common stock that the underwriters have the option to purchase. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-260027).

(2)

The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously paid a filing of $33,581 for the Registration Statement on Form S-1 (File No. 333-260027), which was declared effective on October 26, 2021. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of $48,300,000 are hereby registered, which includes the additional shares that the underwriters have the option to purchase.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act, as amended.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

Rent the Runway, Inc., a Delaware corporation (the “Registrant”), is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of additional shares of Class A common stock, par value $0.001 per share of Registrant. This Registration Statement relates to the public offering of securities contemplated by the earlier registration statement on Form S-1, as amended (File No. 333-260027) (the “Prior Registration Statement”), which the Commission declared effective on October 26, 2021. The contents of the Prior Registration Statement, including all amendments and exhibits thereto, are incorporated by reference into this Registration Statement.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of Class A common stock offered by Registrant by 2,300,000 shares of its Class A common stock, which includes 300,000 shares of Class A common stock that may be sold pursuant to the underwriters’ option to purchase additional shares. The additional shares of Class A common stock that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1*	Opinion of Latham & Watkins LLP (incorporated by reference to Exhibit 5.1 filed with the Prior Registration Statement filed on October 18, 2021).

23.1	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (incorporated by reference to Exhibit 24.1 filed with the Prior Registration Statement on October 4, 2021).

*

Previously filed with Registrant’s Registration Statement on Form S-1, as amended (File No. 333-260027), initially filed with the Securities and Exchange Commission on October 4, 2021 and incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brooklyn, State of New York, on October 26, 2021.

RENT THE RUNWAY, INC.

By:	/s/ Jennifer Y. Hyman
Jennifer Y. Hyman
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jennifer Y. Hyman Jennifer Y. Hyman	Chief Executive Officer and Director (Principal Executive Officer)	October 26, 2021

/s/ Scarlett O’Sullivan Scarlett O’Sullivan	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 26, 2021

* Tim Bixby	Director	October 26, 2021

* Jennifer Fleiss	Director	October 26, 2021

* Scott Friend	Director	October 26, 2021

* Melanie Harris	Director	October 26, 2021

* Beth Kaplan	Director	October 26, 2021

* Dan Nova	Director	October 26, 2021

* Gwyneth Paltrow	Director	October 26, 2021

* Carley Roney	Director	October 26, 2021

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* Dan Rosensweig	Director	October 26, 2021

* Mike Roth	Director	October 26, 2021

*By:	/s/ Jennifer Y. Hyman
Jennifer Y. Hyman
Attorney-in-Fact

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